Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeff Kelley

SVP, Head of Marketing

+1.630.577.9687

IR@calamos.com

Calamos Asset Management, Inc. Reports

Third Quarter 2016 Results and Declares Dividend

NAPERVILLE, Ill., October 27, 2016 – Calamos Asset Management, Inc. (NASDAQ: CLMS), representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Partners LLC (formerly owned by Calamos Family Partners, Inc.). Calamos Asset Management, Inc. (CAM) and Calamos Investments LLC together operate a diversified global investment firm offering U.S. growth equity, global equity, convertible, multi-asset and alternative strategies, and today reported consolidated results for third quarter 2016 and comparative periods.

Highlights

GAAP diluted earnings per share was $0.07 for the third quarter of 2016 compared with $0.01 in the previous quarter and $0.02 in the third quarter of 2015. The increase in GAAP diluted earnings per share in the third quarter of 2016 compared with the second quarter was the result of higher non-operating income from our investment portfolio offset by $4.9 million of debt extinguishment costs in the third quarter. Net income attributable to CAM was $1.2 million for the quarter compared with $224,000 last quarter and $363,000 in the third quarter of 2015.

Non-GAAP diluted earnings per share was $0.14 for the third quarter compared with $0.14 in the previous quarter and $0.18 in the third quarter of 2015.1 Non-GAAP net income attributable to CAM was $2.5 million for the quarter compared with $2.3 million last quarter and $3.3 million in the third quarter of 2015.

Assets Under Management2 were $20.1 billion at September 30, 2016 compared with $20.1 billion at the end of last quarter and $22.5 billion at September 30, 2015. Net outflows were $746 million for the quarter compared with net outflows of $1.0 billion in the previous quarter and $436 million in the third quarter of 2015.

[1]	See Table A and Table A – Notes for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.
[2]	Assets Under Management do not include $460 million, $478 million, and $612 million as of September 30, 2016, June 30, 2016, and September 30, 2015, respectively, of assets under advisement for which the company provides model portfolio design and oversight.

Total revenues for the current quarter were $48.3 million compared with $48.3 million in the previous quarter and $57.6 million in the third quarter a year ago. Operating margin was 8.5% for the third quarter, 5.2% in the previous quarter and 15.0% in the third quarter of 2015.

The Board of Directors of CAM declared a regular quarterly dividend of 15 cents per share payable on November 21, 2016 to shareholders of record on November 8, 2016.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
(in millions)
Ending Assets Under Management	$20,068	$20,149	$22,454
Average Assets Under Management	$20,283	$20,622	$23,746
Net Flows	($746)	($1,012)	($436)

(in thousands, except earnings per share)
Total revenues	$48,317	$48,274	$57,618
Total operating expenses	$44,212	$45,756	$48,991
Operating income	$4,105	$2,518	$8,627
Operating margin	8.5%	5.2%	15.0%
Net income attributable to CAM	$1,167	$224	$363
Non-GAAP net income attributable to CAM	$2,478	$2,325	$3,347
Diluted earnings per share	$0.07	$0.01	$0.02
Non-GAAP diluted earnings per share	$0.14	$0.14	$0.18

Business Commentary

In the third quarter of 2016, the firm saw strong performance from portfolios within its global equity and alternative strategies product sets. Throughout the quarter, the firm continued to make progress with its product rationalization plan, culminating earlier this month with the completion of the fund closure process for three products and the merger process for two additional products.

Assets Under Management and Flows

Assets Under Management as of September 30, 2016 were $20.1 billion, a decrease of $81 million from the end of the second quarter.

•	For the quarter, net outflows were $746 million and market appreciation was $665 million.

•	Fund net outflows were $651 million for the quarter, primarily driven by outflows from the U.S. equity and global equity strategies.

•	For the third quarter of 2016, net outflows from separate accounts were $95 million, driven by outflows from the U.S. equity strategy.

Financial Discussion – Third Quarter 2016 compared with Third Quarter 2015

Operating Income

Third quarter 2016 revenues of $48.3 million decreased $9.3 million from third quarter 2015 primarily due to a decrease in Average Assets Under Management. Total operating expenses for the third quarter were $44.2 million compared with $49.0 million in the third quarter of 2015 primarily due to lower distribution expenses, general and administrative expenses, and marketing and sales promotion expenses. Operating margin was 8.5% for the third quarter, down from 15.0% in the third quarter of 2015.

Non-Operating Income

GAAP non-operating income was $25.1 million for the third quarter of 2016 compared with a loss of $11.7 million for the third quarter of 2015, as presented in Table B. Non-GAAP non-operating income, net of redeemable non-controlling interest in consolidated funds and partnerships3 was $4.4 million during the third quarter of 2016 compared with non-GAAP non-operating loss, net of redeemable non-controlling interest in consolidated funds and partnerships of $7.4 million for the third quarter of 2015.

Financial Position

As of September 30, 2016, the corporate investment portfolio was $320.7 million, which included cash, cash equivalents, and investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries and to invest in other corporate strategic initiatives.

At the end of the third quarter, the company had no long-term debt and total equity was $352.3 million. In July, the company repaid its $46.0 million of long-term debt and incurred debt extinguishment costs of approximately $4.9 million using cash on-hand.

Market Capitalization

As of September 30, 2016, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Partners LLC. Because of our ownership structure, reported market capitalization does not reflect the entire value of the operating company, but rather only CAM’s 22.2% interest, which is publicly traded.

Investor Conference Call

Management will hold an investor conference call at 3:30 p.m. Central Time on Thursday, October 27, 2016. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 800.210.9006 in the U.S. or Canada (719.325.2154 internationally), then entering conference ID #7017160. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

[3]	Management believes non-GAAP non-operating income/(loss), net of redeemable non-controlling interest in consolidated funds and partnership investments provides comparability of this information among reporting periods and is an effective measure for reviewing the company’s non-operating contribution to its results.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including U.S. growth equity, global equity, convertible, multi-asset and alternatives. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds and UCITS funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London, New York, San Francisco, and the Miami area. For more information, please visit www.calamos.com.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. The principal value and return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost.

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Revenues
Investment management fees	$39,725	$39,452	$46,738
Distribution and underwriting fees	8,055	8,288	10,264
Other	537	534	616

Total revenues	48,317	48,274	57,618

Expenses
Employee compensation and benefits	23,679	25,000	23,891
Distribution expenses	8,008	8,295	10,172
Marketing and sales promotion	3,419	3,216	4,063
General and administrative	9,106	9,245	10,865

Total operating expenses	44,212	45,756	48,991

Operating income	4,105	2,518	8,627
Non-operating income (loss)	25,127	1,628	(11,714)

Income (loss) before income tax provision	29,232	4,146	(3,087)
Income tax provision (benefit)	796	161	(46)

Net income (loss)	28,436	3,985	(3,041)
Net income attributable to non-controlling interest in Calamos Investments LLC	(6,563)	(903)	(894)
Net (income) loss attributable to redeemable non-controlling interest in consolidated funds and partnership investments	(20,706)	(2,858)	4,298

Net income attributable to CAM	$1,167	$224	$363

Earnings per share:
Basic	$0.07	$0.01	$0.02

Diluted	$0.07	$0.01	$0.02

Weighted average shares outstanding:
Basic	16,751,609	16,741,990	17,316,823

Diluted	17,137,237	17,091,623	18,208,850

Supplemental Information:
Non-GAAP net income attributable to CAM	$2,478	$2,325	$3,347

Non-GAAP diluted earnings per share	$0.14	$0.14	$0.18

Calamos Asset Management, Inc.

Assets Under Management (excluding Assets Under Advisement)

(in millions)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Open-end Funds
Beginning Assets Under Management	$11,221	$11,598	$13,863
Sales	543	574	620
Redemptions	(1,194)	(1,062)	(1,220)
Market appreciation (depreciation)	388	111	(750)

Ending Assets Under Management	10,958	11,221	12,513

Average Assets Under Management	11,201	11,433	13,324

Closed-end Funds
Beginning Assets Under Management	6,062	6,032	6,977
Sales	—	—	10
Redemptions	—	—	(29)
Market appreciation (depreciation)	168	30	(559)

Ending Assets Under Management	6,230	6,062	6,399

Average Assets Under Management	6,184	6,055	6,809

Institutional Accounts
Beginning Assets Under Management	1,729	2,279	2,583
Sales	2	3	229
Redemptions	(125)	(553)	(93)
Market appreciation (depreciation)	76	—	(194)

Ending Assets Under Management	1,682	1,729	2,525

Average Assets Under Management	1,728	2,014	2,603

Managed Accounts
Beginning Assets Under Management	1,137	1,111	1,009
Sales	90	68	86
Redemptions	(62)	(42)	(39)
Market appreciation (depreciation)	33	—	(39)

Ending Assets Under Management	1,198	1,137	1,017

Average Assets Under Management	1,170	1,120	1,010

Total Assets Under Management
Beginning Assets Under Management	20,149	21,020	24,432
Sales	635	645	945
Redemptions	(1,381)	(1,657)	(1,381)
Market appreciation (depreciation)	665	141	(1,542)

Ending Assets Under Management	$20,068	$20,149	$22,454

Average Assets Under Management	$20,283	$20,622	$23,746

Ending Assets Under Management by Strategy
U.S. Equity	$6,095	$6,314	$7,325
Global Equity	2,026	2,091	2,678
Convertible	1,551	1,572	2,021
Fixed Income	212	212	215
Alternative	3,954	3,898	3,816
Multi-Strategy (Closed-end Funds)	6,230	6,062	6,399

Ending Assets Under Management	$20,068	$20,149	$22,454

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP and Diluted Earnings per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Net income attributable to CAM (GAAP)	$1,167	$224	$363
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979
Non-operating (income) loss, net of taxes	(668)	122	1,005

Non-GAAP net income attributable to CAM	$2,478	$2,325	$3,347

Diluted – Weighted average shares outstanding	17,137,237	17,091,623	18,208,850

Diluted earnings per share (GAAP)	$0.07	$0.01	$0.02
Non-GAAP diluted earnings per share	$0.14	$0.14	$0.18

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing our business.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i)	amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election); and

(ii)	non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in current and future income taxes owed by the company, to the extent a payable exists. To the extent that the deferred tax asset exceeds net income, a federal net operating loss carryforward is created. This cash savings and any resulting net operating loss carryforward accrue solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Redeemable Non-Controlling Interest in Consolidated Funds and Partnership Investments

(in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Interest income	$58	$69	$49
Interest expense	(238)	(764)	(766)

Net interest expense	(180)	(695)	(717)

Debt extinguishment costs	(4,867)	—	—

Investment income (loss)[4]	30,147	2,372	(11,010)
Miscellaneous other income (loss)	27	(49)	13

Investment and other income (loss)	30,174	2,323	(10,997)

Non-operating income (loss) (GAAP)	25,127	1,628	(11,714)

Net (income) loss attributable to redeemable non-controlling interest in consolidated funds and partnership investments	(20,706)	(2,858)	4,298

Non-GAAP non-operating income (loss), net of redeemable non-controlling interest in consolidated funds and partnership investments	$4,421	($1,230)	$(7,416)

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Returns reflected in earnings
Investment income (loss)[4]	$30,147	$2,372	($11,010)
Net (income) loss attributable to redeemable non-controlling interest in consolidated funds and partnership investments	(20,706)	(2,858)	4,298

Returns reflected in equity
Net unrealized gain (loss) reported in equity, inclusive of non-controlling interest	1,205	2,076	(19,871)

Total corporate investment portfolio returns	$10,646	$1,590	($26,583)

Average corporate portfolio	$240,757	$260,190	$315,081

Total corporate investment portfolio returns	4.4%	0.6%	-8.4%

[4]	Investment income (loss) includes other-than-temporary impairment charges of $55,000, $68,000 and $4.5 million for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, respectively.

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2016	2016	2015
Income tax provision (benefit)	$796	$161	($46)
Income tax (provision) benefit attributable to non-controlling interest in Calamos Investments LLC	9	(19)	3

Income tax provision (benefit) attributable to CAM	805	142	(43)
Net income attributable to CAM	1,167	224	363

Income before taxes attributable to CAM	$1,972	$366	$320

CAM’s effective income tax rate[5]	40.8%	38.8%	-13.4%

Source: Calamos Asset Management, Inc.

# # #

[5]	The income tax benefit for the three months ended September 30, 2015 includes provision to return true-up of $177,000. Excluding this item, CAM’s effective tax rate would be 41.9% for the three months ended September 30, 2015.